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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              BIG 5 HOLDINGS CORP.
                             a Delaware corporation

                 (originally incorporated on October 31, 1997)


     FIRST: The name of the corporation is Big 5 Holdings Corp.

     SECOND: The address of the corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of the corporation's registered agent at such address is CorpAmerica, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

     FOURTH: (A) The total number of shares of all classes of stock which the corporation shall have authority to issue is Six Million Five Hundred Thousand (6,500,000), consisting of:

          1. Five Million (5,000,000) shares of Common Stock of the par value of one cent ($.01) each (hereinafter referred to as "COMMON STOCK"); and

          2. One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock of the par value of one cent ($.01) each (hereinafter referred to as "PREFERRED STOCK").

     (B) Common Stock

          1. Except where otherwise provided by law, by this Certificate of Incorporation, or by resolution of the Board of Directors pursuant to this Article FOURTH, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers.

          2. Subject to all of the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the corporation legally available for the payment of such dividends.

     (C) Preferred Stock.

          The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or
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more series, and by filing a certificate pursuant to the applicable law of the
State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     (D) Designation of Rights, Preference, Privileges and Restrictions with Respect to Series A 9% Cumulative Redeemable Preferred Stock.

          1. Authorization, Issuance and Face Amount. Upon the effectiveness of a merger of the parent corporation of the corporation with and into the corporation, the corporation shall issue a series of Preferred Stock designated "Series A 9% Cumulative Redeemable Preferred Stock" (hereinafter "SERIES A PREFERRED"). The Series A Preferred shall be issued in exchange for any preferred stock of such predecessor corporation having substantially similar terms as the Series A Preferred (the "EXCHANGED PREFERRED") on a share-for-share basis. The number of shares which constitutes such series is 250,000, which number may be decreased (but not below the number thereof then outstanding) from time to time by the corporation's Board of Directors. The shares of Series A Preferred shall be issued by the corporation for their Face Amount (as herein defined), equal to the face amount of such Exchanged Preferred at such time and to such persons as provided in the instruments governing such merger with the corporation's parent. For purposes of this paragraph (D) the Series A Preferred shall be deemed to have been issued at the time of the issue of the Exchanged Preferred. For the purposes hereof, the "FACE AMOUNT" of each share of Series A Preferred (regardless of its par value) shall be $100 (as the Series A Preferred is presently constituted, such amount to be proportionately adjusted to reflect any combination, consolidation, reclassification or like adjustment to the Series A Preferred).

          2. Rank. The Series A Preferred shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank junior to all classes and series of stock of the corporation now or hereafter authorized, issued or outstanding (collectively, the "SENIOR SECURITIES") other than the corporation's "Junior Securities". For the purposes hereof, "JUNIOR SECURITIES" shall mean the corporation's Common Stock, any other class or series of the corporation's common equity, and such other classes or series of stock of the corporation as shall be designated as junior to the Series A Preferred with respect to dividend rights and rights on liquidation, winding up and dissolution by (i) the Board of Directors pursuant to the authority granted to it under Article FOURTH, Section (C) of the Certificate of Incorporation, or (ii) by amendment to the Certificate of Incorporation, duly adopted by the corporation and its stockholders as provided pursuant to the DGCL.


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          3. Dividends.

               (a) Amount. The holders of shares of the Series A Preferred shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, cash dividends at the rate of 9% per annum of the Face Amount per share, and no more. Dividends shall be paid pro rata to the holders entitled thereto.

               (b) Cumulation And Time Of Payment. The dividends indicated in subparagraph (a) of this Section 3 shall be cumulative and shall accrue from day to day, whether or not earned or declared, commencing with the date of issue of the particular shares of Series A Preferred or from the most recent preceding Dividend Payment Date (as defined below) through which all dividends have been paid, whichever is later. Dividends, as and if declared by the Board of Directors of the corporation, shall be payable quarterly at a date to be designated by the Board of Directors of the corporation which falls within the last fifteen days (or, if the Board of Directors has not designated a day, the last day) of March, June, September and December in each year (each of such dates being a "DIVIDEND PAYMENT DATE"). No undeclared or unpaid dividend shall bear or accrue interest. For purposes of determining the accrual of dividends on the Series A Preferred, the date of issue of the Series A Preferred shall be the date of issue of the Exchanged Preferred and dividends shall be deemed to have accrued on the Series A Preferred from the later of the issue date of the Exchanged Preferred or the most recent preceding dividend payment date of the Exchanged Preferred through which all dividends have been paid on the Exchanged Preferred.

               (c) Payment Of Accumulated Dividends. Accumulated dividends not paid on prior Dividend Payment Dates may be declared by the Board of Directors and paid to the holders of record of outstanding shares of Series A Preferred as their names shall appear on the stock register of the corporation on a record date to be established by the Board of Directors, which record date shall be not more than sixty (60) nor less than thirty (30) days preceding the date of payment, whether or not such date is a Dividend Payment Date. Holders of outstanding shares of Series A Preferred shall not be entitled to receive any dividends in excess of the full cumulative dividends to which such holders are entitled as herein provided. Any payment of accumulated dividends pursuant to this provision shall be applied first to accumulated dividends relating to the earliest Dividend Payment Date for which dividends were not paid, then to the next such Dividend Payment Date, and so on, up to and including the most recent Dividend Payment Date for which dividends were not paid.

               (d) Priority Of Cumulative Dividends. In addition to certain other restrictions contained herein, so long as any shares of Series A Preferred are outstanding, the corporation shall not (i) declare, pay or set apart for payment any dividend on, or make any distribution in respect of, the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, either directly or indirectly, whether in cash, obligations or shares of the corporation or other property (other than distributions or dividends of a particular class or series of Junior Securities, or warrants, rights or options exercisable for such Junior

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Securities, to holders of such Junior Securities), or (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Junior Securities (other than as a result of a reclassification of Junior Securities into other Junior Securities or the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities) or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or (iii) permit any corporation or other entity directly or indirectly controlled by the corporation to purchase, redeem, retire or otherwise acquire for value any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, unless, and in each such case, prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption, retirement or other acquisition for value or distribution in respect of Junior Securities, all accrued and unpaid dividends (including accrued dividends, if any, not paid by reason of the terms and conditions of Section 3(e) hereof), if any, on shares of Series A Preferred shall have been paid through the next preceding Dividend Payment Date or, if such declaration, payment, setting apart for payment, purchase, redemption, retirement, other acquisition for value or distribution occurs on a Dividend Payment Date, through such Dividend Payment Date; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees or consultants of the corporation or any of its subsidiaries (or their permitted transferees) that are subject to restrictive stock purchase agreements or similar contractual provisions under which the corporation has the option or obligation to repurchase such shares upon the occurrence of certain events, such as termination of employment.

               (e) Restrictions On Payment Of Dividends. Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series A Preferred shall be declared by the Board of Directors or paid or set apart for payment by the corporation: (i) unless, prior to or concurrently with such declaration, payment or setting apart, all accrued and unpaid dividends, if any, on shares of Senior Securities shall have been paid or declared and set apart for payment through the dividend payment period with respect to such Senior Securities which next precedes or coincides with the date of declaration, payment or setting apart for payment by the corporation of such cash dividends; or (ii) at such time as such declaration, payment or setting apart is prohibited by the DGCL; or (iii) at such time as the terms and provisions of any contract or other agreement of the corporation or any of its subsidiaries entered into or assumed providing financing (including acquisition financing) or working capital to the corporation or any of its subsidiaries (whether or not entered into prior to, at or after the issuance of the Series A Preferred), specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder.

          4. Liquidation Preference.

               (a) The Liquidation Preference. If the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, then, before any


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distribution or payment shall be made to the holders of any Junior Securities, the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders an amount in cash equal to the Face Amount of each share outstanding together with an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (the "LIQUIDATION PREFERENCE"). If the assets of the corporation are not sufficient to pay in full the Liquidation Preference payable to the holders of outstanding shares of Series A Preferred, then holders of all such shares shall share ratably in any distribution of assets in proportion to the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred are entitled were paid in full. After payment of the full amount of the Liquidation Preference to which each holder is entitled, such holders of shares of Series A Preferred will not be entitled to any further participation in any distribution of the assets of the corporation.

               (b) Events Not Constituting Liquidation, Etc. For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

          5. Redemption.

               (a) Optional Redemption. Subject to the restrictions set forth in
Section 5(e) hereof, the corporation may, at the option of the Board of Directors, at any time or from time to time, in whole or in part, redeem the shares of Series A Preferred at the time outstanding, upon notice given as hereinafter specified and on a date as specified in such notice (the "OPTIONAL REDEMPTION DATE"), at a redemption price equal to the Face Amount per share, together with accrued and unpaid dividends thereon to the Optional Redemption Date (the "OPTIONAL REDEMPTION PRICE").

               (b) Mandatory Redemption. Subject to the restrictions set forth in Section 5(d) hereof, prior to the payment of any required mandatory redemption payment then due with respect to outstanding Junior Securities, the corporation shall redeem in full the Series A Preferred on the date of the earliest to occur of any of the following circumstances (each a "MANDATORY REDEMPTION DATE"): (i) September 24, 2003; (ii) upon the sale, lease or transfer of all or substantially all of the assets of the corporation and its subsidiaries, taken as a whole, to any person other than an affiliate (as defined in Section 8(b) of this paragraph (D)) of the corporation; (iii) upon the consolidation or merger of the corporation with or into any other corporation, in which the corporation is not the surviving entity, with the effect that the Common Stock holders of the corporation immediately prior to such transaction hold, directly or indirectly, 50% or less of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation of such merger; (iv) on the date that Green Equity Investors, L.P. and its affiliates, considered as one entity, cease to be the largest single holder of Common Stock of the corporation or cease to


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beneficially own at least thirty percent (30%) of the voting stock of the corporation; or (v) upon a recapitalization or refinancing of the corporation substantially all of the proceeds of which are used to pay a dividend or distribution on, or to redeem, Junior Securities. The price at which outstanding shares of Series A Preferred shall be redeemed pursuant to this subparagraph (b) of Section 5 shall be the Face Amount per share, together with all accrued but unpaid dividends on such shares to the date fixed for such redemption (the "MANDATORY REDEMPTION PRICE").

               (c) Additional Mandatory Redemption. If at any time (i) the corporation delivers its written offer or written notice of an offer by a third party approved by the Board of Directors of the corporation (in either case, an "EXCHANGE OFFER NOTICE") to the holders of all outstanding shares of Series A Preferred (and provided that the Exchange Offer Notice specifically refers to this Section 5(c)) to exchange such Series A Preferred for other property (including cash, property or rights, including securities of the corporation or another corporation) (for each share of Series A Preferred, the "EXCHANGE CONSIDERATION"), and (ii) within thirty (30) days after the giving of such Exchange Offer Notice, the holders of at least two-thirds in interest of the Series A Preferred issued and outstanding as of the date of the Exchange Offer Notice (the "TENDERING HOLDERS") accept such exchange offer and complete the exchange of all of their Series A Preferred as described in the Exchange Offer Notice or become contractually obligated to do so, then the shares of Series A Preferred issued and outstanding immediately prior to the completion of the exchange with the Tendering Holders as described in the Exchange Offer Notice (the date of such completion being the "EXCHANGE DATE") that are not held by Tendering Holders (such shares being the "NON-TENDERED SHARES") shall, without further notice to any holder of Series A Preferred, be redeemed as of the Exchange Date (in the case of an exchange offer by a person or entity other than the corporation, provided that such person or entity deposits with the corporation within ten days following the Exchange Date the aggregate Exchange Consideration for all Non-Tendered Shares so redeemed). The rate of redemption for each Non-Tendered Share shall be the Exchange Consideration (the "MANDATORY REDEMPTION PRICE"). Notwithstanding the foregoing, in the event that the holders of two-thirds or more in interest of the Series A Preferred issued and outstanding as of the date of the Exchange Offer Notice, within the thirty-day period referred to above, accept such exchange offer and become contractually obligated to complete the exchange of their Series A Preferred as described in the Exchange Offer Notice, but less than two-thirds of the Series A Preferred is actually exchanged as described in the Exchange Offer Notice within ninety (90) days following the termination of such thirty-day period, then the Series A Preferred otherwise redeemed pursuant to this Section 5(c) shall be automatically reinstated for all purposes of this paragraph (D) as if the redemption described herein had not occurred.

               (d) Manner of Redemption. Notice of redemption of outstanding shares of Series A Preferred pursuant to Sections 5(a) and 5(b) shall be sent by or on behalf of the corporation to the holders of record of outstanding shares of Series A Preferred selected for redemption in the manner provided in Section 5(h) hereof. If, as a result of a redemption, a holder would be left with fractions of a share of Series A Preferred ("FRACTIONAL SHARES"), the corporation shall redeem the number of


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shares of such holder that it otherwise would redeem rounded up or down, in the corporation's sole discretion, to the nearest whole number.

               (e) Restrictions on Redemptions. No shares of Series A Preferred shall be redeemed in whole or part under Sections 5(a) or 5(b) or 5(c) hereof:
(i) at any time that such redemption is prohibited by the DGCL; (ii) at any time that the terms and provisions of any contract or other agreement of the corporation or any of its subsidiaries entered into or assumed providing financing (including acquisition financing) or working capital to the corporation or any of its subsidiaries (whether or not entered into prior to, at or after the issuance of the Series A Preferred), specifically prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder; (iii) unless, prior to or concurrently with such redemption, all unpaid and accrued dividends on Series A Preferred and on Senior Securities for dividend periods preceding or ending on the redemption date have been paid in full or have been declared and set aside for payment in full; or
(iv) at any time that the corporation shall be in default in respect of any of its redemption obligations on or under Senior Securities.

               (f) Priority As To Junior Securities. If and for so long as the corporation fails to discharge its obligation to redeem any outstanding shares of Series A Preferred required to be redeemed pursuant to Section 5(b) or 5(c) hereof (a "MANDATORY REDEMPTION OBLIGATION"), (i) the corporation shall take all reasonable efforts to remove any impediments to its ability to redeem the Series A Preferred, and the Mandatory Redemption Obligation shall be discharged as soon as the corporation is able to discharge such Mandatory Redemption Obligation, and (ii) the corporation shall not (x) declare, pay or set apart for payment any dividend on, or make any distribution in respect of, the Junior Securities or any warrants, rights, calls or options exercisable or convertible into any of the Junior Securities, either directly or indirectly, whether in cash, obligations or shares of the corporation or other property (other than distributions or dividends of a particular class or series of Junior Securities, or warrants, rights or options exercisable for such Junior Securities, to holders of such Junior Securities), or (y) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Junior Securities (other than as a result of a reclassification of Junior Securities or the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities) or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or (z) permit any corporation or other entity directly or indirectly controlled by the corporation to purchase, redeem, retire or otherwise acquire for value any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees or consultants of the corporation or any of its subsidiaries (or their permitted transferees) that are subject to restrictive stock purchase agreements or similar contractual provisions under which the corporation has the option or obligation to repurchase such shares upon the occurrence of certain events, such as termination of employment.



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               (g) Selection Of Shares For Redemption. In the event that fewer than all of the outstanding shares of Series A Preferred are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors at its sole option (except in the case of a redemption under Section 5(b) or Section 5(c)) and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors except that (i) in any redemption of fewer than all of the outstanding shares of Series A Preferred, the corporation may redeem all shares held by any holders of a number of shares of Series A Preferred, not to exceed 100, as may be specified by the corporation and (ii) to the extent practicable, redemptions shall be made ratably among the holders of outstanding shares of Series A Preferred in proportion to the number of shares of Series A Preferred held by each such holder.

               (h) Notice. If the corporation redeems shares of Series A Preferred (except for a redemption pursuant to Section 5(c)), notice of every redemption of shares of Series A Preferred shall be mailed by first class mail, postage prepaid, not less than thirty (30) days nor more than sixty (60) days prior to the redemption date addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the corporation; provided, however, that the failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the redemption of any shares so to be redeemed except as to the holder to whom the corporation has failed to give such notice or except as to the holder to whom such notice was defective. Each such notice shall state: (i) the redemption date; (ii) that shares of Series A Preferred are to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Any notice given by a predecessor corporation of the corporation with respect to the Exchanged Preferred in exchange for which the Series A Preferred is issued by the corporation shall be deemed to be notice given by the corporation.

               (i) Effect Of Redemption. If notice of redemption is duly mailed as aforesaid or automatic redemption pursuant to Section 5(c) is effective and all funds or property necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds (whether by deposit with a bank or trust company or otherwise), in trust for the pro rata benefit of the holders of the shares so called for or subject to redemption, so as to be and to continue to be available therefor, then, notwithstanding that any certificate for shares so called for or subject to redemption shall not have been surrendered for cancellation, from and after the redemption date, dividends on the shares of Series A Preferred so called for or subject to redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding or have the status of shares of Series A Preferred, such shares shall no longer be transferable on the books of the corporation and all rights of the holders thereof as stockholders of the corporation shall cease except for the right to receive from the corporation or exchange agent or other agent selected by the corporation the Optional Redemption Price or Mandatory Redemption Price, as the case may be (the "REDEMPTION PRICE"). Upon surrender of the certificates for any shares so redeemed


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(properly endorsed or assigned for transfer, if the Board of
Directors of the corporation shall so require), such shares shall be redeemed by the corporation at the Redemption Price aforesaid. In case fewer than all of the shares represented by any such certificates are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof. Any funds deposited with a bank or trust company and unclaimed at the end of a period (not less than six months) specified by the corporation's Board of Directors following the date fixed for redemption shall be repaid to the corporation upon its request, after which repayment the holders of shares called for redemption shall look only to the corporation for payment of the Redemption Price.

          6. Voting Rights. Except as specifically set forth in the DGCL or provided in the balance of this Section 6, the holders of shares of Series A Preferred shall not be entitled to any voting rights with respect to any matters voted upon by stockholders. So long as any shares of Series A Preferred shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the approval of the holders of at least a majority of the number of shares of the Series A Preferred at the time outstanding, given in person or by proxy either by written consent or at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the corporation shall not (i) amend, alter or repeal any of the provisions of the Certificate of Incorporation or By-Laws of the corporation or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred or the holders thereof as such; or (ii) authorize, effect or validate the merger or consolidation of the corporation into or with any other corporation if such merger or consolidation would adversely affect the powers, preferences or rights of the Series A Preferred or the holders thereof as such; provided, however, that if any of the foregoing actions would result in
(a) a reduction in the rate of or change the time for payment of dividends on the Series A Preferred, (b) reduce the Liquidation Preference, (c) change the redemption or exchange provisions so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred or the holders thereof as such, or (d) modify this Section 6 in any manner, the approval of the holders of at least seventy five percent (75%) of the number of shares of Series A Preferred at the time outstanding shall be obtained.

          7. Retirement of Shares. Any shares of Series A Preferred redeemed, repurchased or otherwise acquired by the corporation shall be retired and returned to the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors.

          8. Definitions.

               (a) As used herein with respect to Series A Preferred, "ACCRUED DIVIDENDS" and "ACCUMULATED DIVIDENDS" shall mean an amount computed at the annual dividend rate from the date on which dividends on such share became


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cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

               (b) "AFFILIATE" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purpose of this definition, "CONTROL," when used with respect to any specified person, means the ownership, directly or indirectly, of voting securities representing more than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of such person; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          9. Section Headings. Section headings are for convenience of reference only and shall not constitute a part of this paragraph (D) or be referred to in connection with the interpretation or construction hereof.

     FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the bylaws of the corporation.

     SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     EIGHTH: (A) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article EIGHTH or otherwise.

     (B) Right of Claimant to Bring Suit. If a claim under paragraph (A) of this Article EIGHTH is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

     (C) Non-Exclusivity of Rights. The rights conferred by this Article EIGHTH shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the corporation's Certificate of Incorporation or bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     (D) Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

          1. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of law; and

          2. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     (E) Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Article EIGHTH or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

     (F) Amendment. This Article EIGHTH is also contained in Article VIII, Sections 2 through 7, of the corporation's Bylaws. Any repeal or modification of this Article EIGHTH shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

     NINTH: The number of directors of the corporation shall be five (5).

     TENTH: (A) The approval of the following actions shall require a vote of at least eighty percent (80%) of the authorized number of directors of the corporation (which such number of authorized directors shall include such number of directors as may at that time be entitled to be elected by holders of any series of Preferred Stock of the corporation):

          1. A sale, assignment, lease, transfer, conveyance or other disposition involving all or substantially all of the assets or capital stock of the corporation or any of its subsidiaries; a merger, consolidation or other business combination, or a transaction in which all stockholders of the corporation are not treated equally;

          2. Adoption of a plan of dissolution or liquidation of the corporation or any of its subsidiaries;

          3. Any increase in the compensation to the person acting as chief executive officer or president of the corporation, or any affiliates of either of such officers, except any increase in compensation in the ordinary course of business not materially different from past practices (including the practices of any predecessor by merger);

          4. The issuance of any shares of capital stock, or any options, warrants or rights (including convertible or exchangeable securities) to acquire shares of capital stock of the corporation, except shares of capital stock issued for cash in connection with the exercise of compensatory employee options issued by the corporation in the ordinary course of business not materially different from past practices of the corporation (including the practices of any predecessor by merger);

          5. The corporation entering into, or permitting any subsidiary to enter into, any arrangement or contract with any person which, together with its affiliates, beneficially owns or has any options, warrants or rights (including convertible or exchangeable securities) to acquire, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of stock of the corporation or with any affiliate of such person, except for any arrangement or contract that exists as of the date of this Restated Certificate of Incorporation and any extensions and non-material modifications and amendments thereof;

          6. The (a) redemption, retirement, purchase or other acquisition for value of any shares of the corporation, (b) assignment to any person of the corporation's right to purchase or acquire shares of the corporation pursuant to Article ELEVENTH, or (c) making of any determination with respect to any shares of the corporation pursuant to Article ELEVENTH, other than the redemption or repurchase of Common Stock in the ordinary course of business (i) constituting (in a transaction or series of related transactions) less than one (1) percent of the outstanding Common Stock of the corporation on the date or dates of purchase pursuant (x) to Article ELEVENTH or (y) to a contractual obligation to the holder of any such security, or (ii) in amounts that are not material pursuant to any management stock purchase agreement consistent with past practices (including the practices of any predecessor by merger);

          7. The determination to have the corporation or any of its subsidiaries enter into any lines of business other than retail merchandising of sporting goods and other business activities ancillary thereto;

          8. The transfer, disposition or issuance of any shares of capital stock, or any options, warrants or rights (including convertible or exchangeable securities) to acquire shares of capital stock, of or by any subsidiary of the corporation, or by any other person that is a wholly-owned subsidiary of such subsidiary, other than issuances by such a wholly-owned subsidiary to its immediate parent; and

          9. Any amendment of the Certificate of Incorporation or bylaws of the corporation that would alter or affect in any way the foregoing supermajority director voting requirements.

     (B) This Article TENTH which sets forth the supermajority director voting requirements may be amended only by the vote or written consent of the holders of at least sixty-six and two thirds (66-2/3%) of the outstanding stock of the corporation entitled to vote.

     ELEVENTH: (A) No stockholder may transfer (other than in a public offering pursuant to an effective registration statement under the Securities Act of
1933) any Common Stock (or any interest therein) except in accordance with the following: If such stockholder shall have received a bona fide arms' length written offer (a "BONA FIDE OFFER") which such stockholder desires to accept from an independent party unrelated to such stockholder (the "OUTSIDE PARTY") for the purchase of such Common Stock, such stockholder shall give a notice in writing (the "OPTION NOTICE") to the corporation stating such stockholder's desire to sell Common Stock, which notice shall set forth at least the name and address of the Outside Party and the price and terms of the Bona Fide Offer and be accompanied by a copy of the Bona Fide Offer. Upon the giving of such Option Notice, the corporation shall have an option (transferable, in the sole discretion of the Board of Directors of the corporation, to a person or persons selected by the corporation (the "ASSIGNEE")) to purchase all of the Common Stock specified in the Option Notice, said option to be exercised within the later of thirty (30) business days after the giving of such Option Notice or fifteen (15) days after the determination of the fair market value (as defined below) of the consideration offered by the Outside Party, if applicable, by giving a counter-notice to such stockholder. If the corporation (or the Assignee) elects to purchase all of such Common Stock, it shall be obligated to purchase, and such stockholder shall be obligated to sell, such Common Stock at the price and terms indicated in the Bona Fide Offer, except that (i) the closing of the purchase by the corporation (or the Assignee, if applicable) shall be held on the forty-fifth (45th) business day after the giving of the Option Notice (or if such day is not a business day, on the next following business day) at 10:30 a.m., Los Angeles time, at the principal executive office of the corporation, or at such other time and place as may be mutually agreed to by the corporation (or the Assignee) and such stockholder, and (ii) if the consideration offered by the Outside Party in the Bona Fide Offer consists of property other than cash, then the corporation (or the Assignee, if applicable) shall pay for the Common Stock in cash in an amount equal to the fair market value of such consideration.

          1. For purposes of this Article ELEVENTH, "FAIR MARKET VALUE" means the amount determined by the Board of Directors of the corporation. Upon delivery of notice of such fair market value to the stockholder (and to the Assignee, if applicable), such stockholder (and the Assignee, if applicable) each shall have ten (10) business days in which to notify the corporation in writing of any disagreement. If written notice is given of a disagreement, the corporation (or the Assignee, if applicable) and such stockholder shall mutually agree upon an independent appraiser experienced in making valuations of such sort which shall make a determination of the fair market value. Such determination shall be final, binding and non-appealable upon the corporation (and the Assignee, if applicable) and such stockholder. The corporation (and the Assignee, if applicable) and the stockholder shall share the cost and expenses incurred in connection with the determination made by the independent appraiser. If the corporation (or the Assignee, if applicable) does not elect to purchase all of such Common Stock as aforesaid, such stockholder thereafter, at any time within a period of three (3) months from the giving of said Option Notice, may transfer all (but not less than all) of such Common Stock to the Outside Party at the price and terms contained in the Bona Fide Offer, and the Common Stock transferred to the Outside Party shall thereafter be subject to and bound by all of the restrictions contained in this Article ELEVENTH; provided, however, that in the event such stockholder has not so transferred said Common Stock to the Outside Party at the price and terms contained in the Option Notice within said three
(3)-month period, then the rights of the stockholder to transfer such Common Stock pursuant to the Option Notice shall terminate and be of no further effect at the end of such three (3)-month period and the Common Stock of such stockholder shall continue to be subject to and bound by all of the restrictions contained in this Article ELEVENTH.

          2. Notwithstanding anything to the contrary contained in this Article ELEVENTH, any stockholder may transfer such stockholder's Common Stock without complying with the procedures set forth in paragraph (A) of this Article ELEVENTH to his Related Transferees (as defined below) provided that the Common Stock so transferred to each such Related Transferee shall continue to be subject to and bound by all of the restrictions contained in this Article ELEVENTH. The "RELATED TRANSFEREES" of the stockholder shall consist of (a) for individuals, such stockholder's spouse, such stockholder's adult lineal descendants, the adult spouses of his lineal descendants, trusts solely for the benefit of such stockholder's spouse or such stockholder's minor or adult lineal descendants, and in the event of death, his personal representatives (in their capacities as such), estate and named beneficiaries, (b) for corporations, partnerships, or limited liability companies, to another entity that directly or indirectly controls, is controlled by, or is under common control with, such stockholder (provided that such control was not obtained for the purposes of circumventing the provisions of this Article ELEVENTH) or (c) for partnerships, limited liability companies, trusts, nominee arrangements, and other pass-through entities and arrangements for income tax purposes (a "PASS-THROUGH ENTITY"), to the persons who reported the income, gain or loss in respect of such Common Stock held by the Pass-through Entity (or would have reported such items had there been any) in the prior tax year or their successors in interest. In the event of any transfer by the stockholder to his Related Transferees of all or any part of such stockholder's Common Stock (or in the event of any subsequent transfer by any such Related Transferee to another Related Transferee of such stockholder), such Related Transferees shall receive and hold said Common Stock, and said Common Stock shall be, subject to and bound by all of the restrictions contained in this Article ELEVENTH. There shall be no further transfer of such Common Stock by a Related Transferee except between and among such Related Transferee, the stockholder to whom such Related Transferee is related and the other Related Transferees of such stockholder, or except as otherwise permitted by this Article ELEVENTH.

          3. Nothing in this Certificate of Incorporation shall be construed as limiting or vitiating any more restrictive transfer restrictions as may be agreed upon by any particular stockholder and the corporation with respect to the shares of Common Stock owned by any such stockholder.

     (B) The restrictions upon transfer set forth in this Article ELEVENTH shall lapse and be of no further effect with respect to shares of the Common Stock of the corporation upon the earlier to occur of: (i) December 1, 2000; (ii) the completion of the first underwritten, registered public offering of Common Stock by the corporation for its account; (iii) the consummation of the sale of substantially all of the assets or capital stock of the corporation; or (iv) the Common Stock of the corporation being listed or admitted to trading on a national securities exchange or quoted on The Nasdaq Stock Market, Inc.'s National Market or SmallCap systems.

     (C) In the event any capital stock of the corporation or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock of the corporation as a stock dividend, stock split, reclassification or recapitalization or in connection with any merger or reorganization, the restrictions set forth in this Article ELEVENTH shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Common Stock on or with respect to which such other capital stock was distributed.

     TWELFTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware and all rights herein conferred upon stockholders are granted subject to this reservation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 8th day of November, 1997.


                                 BIG 5 HOLDINGS CORP.



                                 By: /s/ Charles P. Kirk
                                     ------------------------------------------
                                     Charles P. Kirk,
                                     Senior Vice President

                              BIG 5 HOLDINGS CORP.

           CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES AND

          OTHER SPECIAL RIGHTS OF SERIES A 13.45% SENIOR EXCHANGEABLE
              PREFERRED STOCK, AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                                 --------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                 ---------------


     Big 5 Holdings Corp. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Restated Certificate of Incorporation (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated November 12, 1997, duly approved and adopted the following resolution (the "Resolution"):

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of the following series of Preferred Stock: Series A 13.45% Senior Exchangeable Preferred Stock (the "Series A Preferred Stock"), par value $0.01 per share, with a liquidation preference of $100.00 per share as of the date of issue, consisting of 350,000 shares; which series of preferred stock shall have the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

1. DESIGNATION OF THE COMPANY'S SERIES A 13.45% SENIOR EXCHANGEABLE PREFERRED STOCK

     (a)  Designation.

          There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "Series A 13.45% Senior Exchangeable Preferred Stock". The number of shares constituting such series shall be 350,000 shares of Series A Preferred Stock, consisting of an initial issuance of 350,000 shares of Series A Preferred Stock. The liquidation preference of the Series A Preferred Stock shall be $100.00 per share as of the date of issue.

     (b)  Rank.


          The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank senior to all classes of common stock, $0.01 par value, of the Company (the "Common Stock"), and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to with the Common Stock as "Junior Securities"). The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock hereafter created which has been approved by the Holders of Series A Preferred Stock in accordance with paragraph (f)(ii)(A) hereof and which expressly provides that it ranks on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company ("Parity Securities"). The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank junior to each class of capital stock or series of preferred stock hereafter created which has been approved by the Holders of Series A Preferred Stock in accordance with paragraph (f)(ii)(B) hereof and which expressly provides that it ranks senior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company ("Senior Securities").

     (c)  Dividends.

          (i) Beginning on the date of issuance of shares of the Series A Preferred Stock, Holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive dividends on each share of Series A Preferred Stock, at a rate per annum equal to thirteen and forty-five one hundredths percent (13.45%) of the liquidation preference (as Stock, the Holders of the outstanding shares of Series A Preferred Stock shall be entitled to adjusted from time to time as hereinafter provided) per share of the Series A Preferred Stock, payable semiannually. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable semiannually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of the Series A Preferred Stock, provided that with respect to any dividend payable on any Dividend Payment Date on or before December 15, 2004, the amount payable as dividends on such Dividend Payment Date may, at the option of the Company, be paid in cash or by increasing the then liquidation preference per share of the Series A Preferred Stock by the amount of such dividends (rounded to the nearest whole cent). Such increase in the liquidation preference shall constitute full payment of such dividend. In the event the Board of Directors does not declare and the Company does not pay, a cash dividend on the shares of the Series A Preferred Stock on any Dividend Payment Date on or before December 15, 2004, the Company shall be deemed to have satisfied such dividends on the Series A Preferred Stock by increase in the liquidation preference. Dividends payable on any

     Dividend Payment Date after December 15, 2004 shall be paid only in cash. With respect to any cash dividend payable on any Dividend Payment Date after December 15, 2004 which is not paid in cash on the Dividend Payment Date, the amount so payable in cash on such Dividend Payment Date shall conditionally increase the then liquidation preference per share of the Series A Preferred Stock by the amount of such unpaid cash dividends (rounded to the nearest whole cent) on the Dividend Payment Date. Such conditional increase in the liquidation preference shall not constitute a payment of such dividend, but all subsequent cash dividends, all distributions upon the liquidation, winding up and dissolution of the Company, all payments in redemption and any other amounts referred to herein that are determined by reference to the liquidation preference shall be calculated with reference to the amount of the liquidation preference as conditionally increased, reduced from time to time by the amount of the cumulative unpaid cash dividends that are subsequently paid in cash to the Holders of the Series A Preferred Stock, until such time as the cumulative unpaid cash dividends are paid in full or the Series A Preferred Stock is redeemed. Each distribution in the form of a dividend in cash shall be payable to the Holders of Series A Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors or, in the event no record date is fixed by the Board of Directors, to the Holders of record of the Series A Preferred Stock on the Dividend Payment Date. Any increase in the then liquidation preference of the Series A Preferred Stock as set forth in this paragraph (c) shall occur automatically, without the need for any action on the part of the Company, on the applicable Dividend Payment Date. Dividends shall cease to accumulate in respect of shares of the Series A Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Notes (as defined in paragraph (g)(i)(A) hereof) in respect of the Series A Preferred Stock on the Exchange Date or shall have failed to pay, or irrevocably set apart in trust for payment, the relevant redemption price on the date fixed for redemption. Not more than 30 days after a Dividend Payment Date, written notice of the amount of the dividend per share paid, or in the event of a failure of the Board of Directors to declare and the Company to pay a cash dividend on or prior to December 15, 2004, the resulting increase in the liquidation preference of each share, or in the event of a failure of the Board of Directors to declare and the Company to pay a cash dividend after December 15, 2004, the resulting conditional increase in the liquidation preference, and in any case the resulting liquidation preference (permanent and conditional) of each share of Series A Preferred Stock (the "Liquidation Preference Notice") shall be given by first-class mail, postage prepaid, to each Holder of Series A Preferred Stock of record, on the record date fixed by the Board of Directors for payment of such dividend or, if no record date was fixed, the Dividend Payment Date, of the Series A Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect any increase or conditional increase in the liquidation preference of each share of Series A Preferred Stock.

          (ii) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders thereof entitled thereto.

               (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, in cash any dividends on shares of the Series A Preferred Stock at any time.

          (iv) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph
     (e)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of Series A Preferred Stock of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors, provided that a Liquidation Preference Notice (setting forth the decrease in the conditional amount of the liquidation preference as a result of such dividend payment) shall be given by first-class mail, postage prepaid, to each Holder of Series A Preferred Stock of record, on the record date fixed by the Board of Directors for payment of such dividend on the Series A Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided, further, that no failure to give such notice nor any deficiency therein shall affect the decrease in the conditional amount of the liquidation preference of each share of Series A Preferred Stock on account of the payment in cash of the dividends in arrears.

          (v) No full dividends shall be declared by the Board of Directors or paid or funds set apart in trust for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart irrevocably in trust sufficient for such payment, on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Series A Preferred Stock and any other Parity Securities shall be declared pro rata based on the then relative liquidation preferences (permanent and conditional as then in effect) of the Series A Preferred Stock and such Parity Securities. So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless full dividends determined in accordance herewith on the Series A Preferred Stock shall have been paid or contemporaneously are declared and paid in full (or a sum sufficient to pay such dividends is irrevocably set apart in trust for payment).

          (vi) (A) Except as permitted by paragraph subclause (B) hereof, Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                (B) So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, and shall not permit any of the Company's Subsidiaries to, (1) declare, pay or set apart for payment any dividend on any of the Junior Securities or on any equity interests of the Subsidiaries (other than dividends or distributions in Junior Securities or to the Company or to another Wholly Owned Subsidiary) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) either pursuant to agreements entered into on or prior to the Preferred Stock Issue Date or held by employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Board of Directors or shall be made pursuant to the repurchase provisions under employee stock option, stock purchase or stock subscription agreements or other agreements to compensate employees, consultants or advisors and which such repurchases, redemptions or other acquisitions or retirements for value would otherwise be permitted by the documents governing the Company's indebtedness from time to time), or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in either case full cumulative dividends determined in accordance herewith have been paid in full in cash (if so required at that time) on the Senior Preferred Stock, including the payment of any accumulated and unpaid dividends as to which a conditional increase of the liquidation preference of the Series A Preferred Stock has been made.

          (vii) Dividends payable on shares of the Series A Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

     (d)  Liquidation Preference.

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $100.00 per share of Series A Preferred Stock, plus an amount in cash equal to the sum of (x) the amounts, if any, added (permanently and conditionally as then in effect) to the liquidation preference pursuant to paragraph (c)(i) and (y) the accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, Common Stock of the Company. Except as provided in the preceding sentence, Holders of shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Series A Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

     (e)  Redemption.

          (i)  Optional Redemption.

               (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Company, redeem at any time on or after November 13, 2002, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph
          (e)(iii) hereof, any or all of the shares of the Series A Preferred Stock, at the redemption prices (expressed as a percentage of the then liquidation preference (both permanent and conditional as then in effect) thereof) set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional

          Redemption Price"), if redeemed during the 12-month period beginning on November 13 of each of the years indicated below:


          Year                                        Percentage
          ----                                        ----------
          2002....................................    106.725%
          2003....................................    105.380%
          2004....................................    104.035%
          2005....................................    102.690%
          2006....................................    101.345%
          2007 and thereafter.....................    100.000%;


          provided that no optional redemption pursuant to this paragraph
          (e)(i)(A) shall be authorized or made at less than 101% of the then liquidation preference (both permanent and conditional as then in effect) of the Series A Preferred Stock at any time when the Company is making or purchasing shares of Series A Preferred Stock under a Change of Control Offer in accordance with the provisions of paragraph
          (h)(i) hereof.

               (B) In addition, on or prior to November 13, 2002, the Company may, at its option, on one or more occasions redeem, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Series A Preferred Stock then outstanding, at a redemption price equal to 110% of the then liquidation preference (both permanent and conditional as then in effect) thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Contingent Redemption Price"), with the proceeds of any underwritten public offering of its Common Stock.

               (C) In the event of a redemption pursuant to paragraph (e)(i)(A) or (e)(i)(B) hereof of only a portion of the then outstanding shares of the Series A Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Series A Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

          (ii) Mandatory Redemption. On November 13, 2009, the Company shall redeem, subject to contractual and other restrictions thereupon, from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Series A Preferred Stock then outstanding at a redemption price equal to 100% of the then liquidation preference (both permanent and conditional as then in effect) per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

          (iii) Procedures for Redemption.

               (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Series A Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Series A Preferred Stock of record on the record date fixed for such redemption of the Series A Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to paragraph (e)(i)(A), (e)(i)(B) or
          (e)(ii) hereof; (2) the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be; (3) whether all or less than all the outstanding shares of the Series A Preferred Stock are to be redeemed and the total number of shares of the Series A Preferred Stock being redeemed; (4) the number of shares of Series A Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, such Holder's certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and (7) that dividends on the shares of the Series A Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be.

               (B) Each Holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price, Contingent Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (C) If (i) the Redemption Notice is duly mailed as described in subparagraph (iii)(a) and (ii) either (x) a sum in cash is set apart irrevocably in trust sufficient to pay the applicable redemption price on the shares of Series A Preferred Stock called for redemption (whether before or on the Redemption Date) or (y) the Company pays in full the applicable redemption price, then, notwithstanding that any certificate for shares so called for or subject to redemption shall not have been surrendered for cancellation, (1) dividends on the Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, (2) such shares shall no longer be deemed to be outstanding or have the status of shares of Series A Preferred Stock, (4) such shares shall no longer be transferable on the books of the Company and (5) all rights of the Holders of such redemption shares as stockholders of the Company shall cease, other than the right to receive from the Company or exchange agent or other agent selected by the Company the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

     (f)  Voting Rights.

          (i) The Holders of shares of the Series A Preferred Stock, except as otherwise required under the General Corporation Law of the State of Delaware law or as set forth in paragraphs (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not authorize any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Series A Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Series A Preferred Stock then outstanding, provided that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Series A Preferred Stock then outstanding, the aggregate liquidation preference (both permanent and conditional as then in effect) of such Parity Securities shall not exceed the aggregate liquidation preference (both permanent and conditional as then in effect) of, premium, if any, and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Series A Preferred Stock so exchanged, redeemed or repurchased.

               (B) So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (C) So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not amend this Certificate of Designation or its Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Series A Preferred Stock or to authorize the issuance of any additional shares of Series A Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. The affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Certificate of Designation or its Certificate of Incorporation.

               (D) Prior to the exchange of Series A Preferred Stock for Exchange Notes, the Company may amend or modify the indenture for the Exchange Notes, including, without limitation, in a manner so as to affect adversely the specified rights, preferences and privileges of the Holders of outstanding shares of Series A Preferred Stock who may receive Exchange Notes as described herein, with the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. In addition, without such an affirmative vote or consent, the Company may amend or modify such indenture as expressly provided therein in respect of amendments without the consent of holders of Exchange Notes. Such indenture, as it may be amended or modified pursuant to this provision, is referred to as the "Exchange Indenture," and a copy of the form of Exchange Indenture is attached hereto as Exhibit A.

               (E) Except as set forth in paragraphs (f)(ii)(A) and (f)(ii)(B) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of Holders of Series A Preferred Stock and shall not, unless not complying with paragraphs (f)(ii)(A) and (f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Series A Preferred Stock.

          (iii) (A) If (1) after December 15, 2004, dividends on the Series A Preferred Stock are not paid in cash for six consecutive Dividend Payment Dates (a "Dividend Default"); or (2) the Company fails to make a mandatory redemption of the Series A Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption) pursuant to paragraph (e)(ii) hereof (a "Redemption Default"); or (3) the Company fails to make an offer to repurchase all of the outstanding shares of Series A Preferred Stock within thirty
          (30) days following a Change of Control, if such offer to repurchase is required to be made pursuant to paragraph (h)(i) hereof, (whether or not any contractual or other restrictions apply to such redemption) (a "Repurchase

          Default"); or (4) the Company breaches or violates one of the provisions set forth in this Certificate of Designation and the breach or violation continues for a period of 30 days or more (a "Restriction Default"), then the number of directors constituting the Board of Directors shall be increased to permit the Holders of the majority of the then outstanding Series A Preferred Stock, voting separately as one class, to elect one director. Holders of a majority of the issued and outstanding shares of the Series A Preferred Stock, voting separately as one class, shall have the exclusive right to elect a maximum of one member of the Board of Directors at a meeting therefor called upon occurrence of any one or more of a Dividend Default, Redemption Default, Repurchase Default or Restriction Default, as the case may be, and at every subsequent meeting at which the term of office of the director so elected by the Holders of Series A Preferred Stock expires (other than as described in (f)(iii)(B) below). Each such event described in clauses (1), (2), (3) and (4) is a "Voting Rights Triggering Event." Irrespective of the number of Voting Rights Triggering Events, in no event shall the Holders of Series A Preferred Stock have the right to elect and have serve more than one member of the Board of Directors at any time.

               (B) The right of the Holders of Series A Preferred Stock voting separately as one class to elect a maximum of one member of the Board of Directors as set forth in paragraph (f)(iii)(A) above shall continue until such time as (1) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Series A Preferred Stock are paid in full in cash; and (2) in the event such right arises due to a Redemption Default or a Repurchase Default, a Restriction Default, the Company remedies any such failure, breach or default, at which time the term of the director elected pursuant to paragraph (f)(iii)(A) shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect a director shall have become vested and be continuing in the Holders of shares of Series A Preferred Stock pursuant to paragraph (f)(iii) hereof, or if a vacancy shall exist in the office of the director elected by the Holders of shares of the Series A Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 10% of the shares of Series A Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Series A Preferred Stock, for the purpose of electing the director which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 10 days after personal service of said written request upon the Secretary of the Company, or within 10 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph (f)(iii)(B), no such special meeting shall be called if any such request is received less than 20 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Series A Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Series A Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph (f)(iii)(B).

               (C) At any meeting held for the purpose of electing directors at which the Holders of Series A Preferred Stock shall have the right, voting separately as one class, to elect a director as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Series A Preferred Stock shall be required to constitute a quorum of such Series A Preferred Stock.

          (iv) In any case in which the Holders of shares of the Series A Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to the General Corporation Law of the State of Delaware, each Holder of shares of the Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held.

     (g)  Optional Exchange.

          (i)  Conditions.

               (A) The Company may, at its option on any date (herein the "Exchange Date"), exchange all, but not less than all, of the then outstanding shares of Series A Preferred Stock into the Company's 13.45% Subordinated Exchange Debenture due 2009 (the "Exchange Notes") if such exchange is then permitted by the documents governing the Company's indebtedness from time to time. To exchange Series A Preferred Stock into Exchange Notes, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of Series A Preferred Stock, which notice shall state: (v) that the Company has elected to exchange the Series A Preferred Stock into Exchange Notes pursuant to this paragraph (g); (w) the Exchange Date, which shall be no sooner than 30 days nor later than 60 days from the date on which the Exchange Notice is mailed; (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, his certificate or certificates representing the shares of Series A Preferred Stock to be exchanged (properly endorsed or assigned for transfer); (y) that dividends on the shares of Series A Preferred Stock to be exchanged shall cease to accrue, and the Holders of such shares shall cease to have any further rights with respect to such shares (other than the right to receive Exchange Notes), on the Exchange Date whether or not certificates for shares of Series A Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Notes; and (z) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for shares of Series A Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (I) through (IV) below are satisfied and if the exchange is then permitted by the documents governing the Company's indebtedness from time to time, the Company shall issue Exchange Notes in exchange for the Series A Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (I) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation Law of the State of Delaware); (II) either (a) a registration statement relating to the Exchange Notes shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange and shall continue to be in effect on the Exchange Date or (b)(i) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and
          (ii) such exemption is relied upon by the Company for such exchange;
          (III) the Exchange Indenture and the trustee thereunder (the "Trustee") shall have been qualified under the Trust Indenture Act of 1939, as amended, if such qualification is required; and (IV) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture.

          In the event that the issuance of the Exchange Notes is not permitted on the Exchange Date set forth in the Exchange Notice, or any of the conditions set forth in clauses (I) through (IV) of the preceding sentence are not satisfied on the Exchange Date set forth in the Exchange Notice, the Exchange Date shall be deemed to be the first Business Day thereafter, if any, upon which all of such conditions are satisfied.

               (B) Upon any exchange pursuant to paragraph (g)(i)(A), each Holder of outstanding shares of Series A Preferred Stock shall be entitled to receive Exchange Notes in a principal amount equal to the sum of (i) the then liquidation preference (both permanent and conditional as then in effect) of such Holder's shares of Series A Preferred Stock and (ii) the amount of accumulated and unpaid dividends, if any, thereon.

          (ii) Procedure for Exchange.

               (A) On or before the Exchange Date, each Holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Notes to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Series A Preferred Stock so exchanged (properly endorsed or assigned for transfer), such shares shall be exchanged by the Company into Exchange Notes. The Company shall pay interest on the Exchange Notes at the rate and on the dates specified therein from the Exchange Date.

                (B) Subject to the conditions set forth in paragraph (g)(i), if notice has been mailed as aforesaid, and if before the Exchange Date
          (1) the Exchange Indenture shall have been duly executed and delivered by the Company and the Trustee and (2) all Exchange Notes necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Notes necessary for such exchange, then the rights of the Holders of shares of the Series A Preferred Stock as stockholders of the Company shall cease (except the right to receive Exchange Notes), and the Person or Persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Notes as of the date of exchange without any further action of the Holders of Series A Preferred Stock.

     (h)  Option of Holders to Elect Repurchase.

          (i) Change of Control Offer. Subject to the last paragraph of subclause (B) below, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Series A Preferred Stock to repurchase any or all of such Holder's shares of Series A Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference (both permanent and conditional as then in effect) thereof plus cumulated and unpaid dividends thereon, if any, to the date of repurchase (the "Change of Control Payment").

               (A) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Series A Preferred Stock stating: (1) that the Change of Control Offer is being made pursuant to this paragraph (h)(i) and that all shares of Series A Preferred Stock tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accumulate dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date; (5) that Holders electing to have any shares of Series A Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Series A Preferred Stock, completed, or transfer by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series A Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (7) that Holders whose shares of Series A Preferred Stock are being repurchased only in part will be issued new shares of Series A Preferred Stock equal in liquidation preference to the then liquidation preference (both permanent and conditional as then in effect) of the unpurchased portion of the shares of Series A Preferred Stock surrendered (or transferred by book-entry transfer).

               (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Series A Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Company or its transfer agent an amount equal to the Change of Control Payment in respect of all shares of Series A Preferred Stock or portions thereof so tendered, and (3) deliver or cause to be delivered to the Trustee the shares of Series A Preferred Stock so accepted together with an Officers' Certificate stating the aggregate liquidation preference (both permanent and conditional as then in effect) of such Series A Preferred Stock or portions thereof being repurchased by the Company. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Series A Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Series A Preferred Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Series A Preferred Stock equal in liquidation preference (both permanent and conditional as then in effect) to the then liquidation preference (both permanent and conditional as then in effect) of any unpurchased portion of such shares surrendered by such Holder, if any.

               If the Change of Control Payment would be prohibited or restricted by the documents governing the Company's indebtedness as in effect immediately prior to the Change of Control or by applicable requirements of the Delaware General Corporation Law, the Company's obligation to consummate the Change of Control Offer shall be delayed until such time as such prohibition or restriction is no longer applicable or in effect; provided, however, that any prohibition or restriction contained in the documents governing the Company's indebtedness incurred or agreed to in anticipation of the Change of Control shall have no effect on the Company's obligation to consummate the Change of Control Offer. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (C) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Series A Preferred Stock in connection with a Change of Control.

     (i)  Conversion or Exchange.

          The Holders of shares of Series A Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.


     (j)  Preemptive Rights.

          No shares of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

     (k)  Reissuance of Series A Preferred Stock.

          Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that such shares may not in any event be reissued as Series A Preferred Stock.

     (l)  Business Day.

          If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (m)  Reports.

          So long as any shares of Series A Preferred Stock are outstanding, the Company shall furnish to each Holder of Series A Preferred Stock (at such Holder's address listed in the register of Holders maintained by the transfer agent and registrar of the Series A Preferred Stock): (i) beginning at the end of the Company's first fiscal year ending after the Preferred Stock Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     (n)  Definitions.

          As used in this Section 1, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

          "Board of Directors" means, with respect to any person, the board of directors of such person or any committee of the board of directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Change of Control" means (i) any merger or consolidation of the Company or Principal Subsidiary with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Principal Subsidiary on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons or (in the case of Principal Subsidiary) the Company, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group," other than any Excluded Person or Excluded Persons or (in the case of Principal Subsidiary) the Company, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of Principal Subsidiary then outstanding normally entitled to vote in elections of directors; provided, however, that any "person" or "group" will be deemed to be the Beneficial Owner of any Capital Stock of Principal Subsidiary held by the Company so long as such person or group is the Beneficial Owner of, directly or indirectly, in the aggregate a majority of the Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of either the

     Company or Principal Subsidiary (together, in each case, with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Principal Subsidiary was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Principal Subsidiary then in office, as applicable, or (iv) at any time after the Preferred Stock Issue Date, Principal Subsidiary no longer continues, for Federal income tax purposes, to be a member of the affiliated group of the Company under circumstances that would accelerate the unrealized gain in respect of the Company's investment account in Principal Subsidiary.

          "Certificate of Incorporation" means the Company's Restated Certificate of Incorporation.

          "CIT Credit Facility" means the financing agreement, dated March 8, 1996, between Principal Subsidiary, as borrower, the CIT Group/Business Credit, Inc., as agent and lender, and the other lenders thereunder, as amended through the date hereof.

          "Company" means this corporation.

          "Dividend Payment Date" means the fifteenth day of June and December.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Semiannual Dividend Period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Date" means a date on which shares of Series A Preferred Stock are exchanged by the Company for Exchange Notes.

          "Exchange Notes" means the 13.45% Subordinated Exchange Debentures due 2009 of the Company to be issued at the option of the Company in exchange for the Series A Preferred Stock.

          "Excluded Person" means GEI, Robert W. Miller, Steven G. Miller, Michael D. Miller and their respective Related Parties.

          "GEI" means Green Equity Investors, L.P., a Delaware limited partnership.

          "Holder" means a Person in whose name a share of Series A Preferred Stock is registered.

          "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on June 14, 1998.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LGP" means Leonard Green & Partners, L.P., a Delaware limited partnership.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock Issue Date" means the date on which the Series A Preferred Stock is originally issued by the Company under this Certificate of Designation.

          "Principal Subsidiary" means Big 5 Corp., a Delaware corporation.

          "Redemption Date" with respect to any shares of Series A Preferred Stock means the date on which such shares of Series A Preferred Stock are redeemed by the Company.

          "Related Party" means (i) with respect to any Excluded Person, (A) any controlling stockholder, 80% or more owned Subsidiary, partner or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A), and (ii) only with respect to GEI (and in addition to the persons described in the foregoing clause (i)) any partnership or corporation which is managed by or controlled by LGP or any affiliate thereof.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Semiannual Dividend Period" shall mean the semiannual period commencing on each June 15 and December 15 and ending on the day before the following Dividend Payment Date.

          "Series A Preferred Stock" means the Company's Series A 13.45% Senior Exchangeable Preferred Stock, par value $0.01 per share, with an initial liquidation preference of $100.00 per share, consisting of 350,000 shares.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which shall at the time be owned (i) by such Person, (ii) by one or more Wholly Owned Subsidiaries of such Person or (iii) by such Person and one or more Wholly Owned Subsidiaries of such Person.

     IN WITNESS WHEREOF, Big 5 Holdings Corp. has caused this Certificate to be signed by Robert W. Miller, its Chief Executive Officer, this 12th day of November, 1997.



                                   BIG 5 HOLDINGS CORP.



                                   By: /s/ Robert W. Miller
                                       ----------------------------------------
                                       Robert W. Miller
                                       Chief Executive Officer

================================================================================





                              BIG 5 HOLDINGS CORP.


                13.45% SUBORDINATED EXCHANGE DEBENTURES DUE 2009




                                 ---------------



                                    INDENTURE


                      DATED AS OF ________________________




                                 ---------------



                                     [NAME]

                                   AS TRUSTEE



                                 ---------------





               THE FORM OF THIS INDENTURE IS SUBJECT TO CHANGES (1) AS REQUESTED IN GOOD FAITH BY THE TRUSTEE IN ORDER
               TO MEET ITS REQUIREMENTS GENERALLY APPLICABLE TO
               THE PERFORMANCE OF ITS DUTIES AS TRUSTEE, AND (2) AS REQUIRED TO REFLECT THE EXCHANGE OF SERIES A PREFERRED SHARES WHICH MAY BE TRANSFER RESTRICTED.

                             CROSS-REFERENCE TABLE*


Trust Indenture
   Act Section                                                                                   Indenture Section
---------------                                                                                  -----------------
310(a)(1)................................................................................                       7.10
     (a)(2).............................................................................                        7.10
     (a)(3).............................................................................                        N.A.
     (a)(4).............................................................................                        N.A.
     (a)(5).............................................................................                        7.10
     (b)................................................................................                        7.10
     (c)................................................................................                        N.A.
311(a)..................................................................................                        7.11
     (b)................................................................................                        7.11
     (c)................................................................................                        N.A.
312(a)..................................................................................                        2.05
     (b)................................................................................                       11.03
     (c)................................................................................                       11.03
313(a)..................................................................................                        7.06
     (b)(1).............................................................................                       10.03
     (b)(2).............................................................................                        7.07
     (c)................................................................................                 7.06, 11.02
     (d)................................................................................                        7.06
314(a)..................................................................................                 4.03, 11.02
     (b)................................................................................                       10.02
     (c)(1).............................................................................                        1.04
     (c)(2).............................................................................                       11.04
     (c)(3).............................................................................                        N.A.
     (d)................................................................................         10.03, 10.04, 10.05
     (e)................................................................................                       11.05
     (f)................................................................................                        N.A.
315(a)..................................................................................                        7.01
     (b)................................................................................                 7.05, 11.02
     (c)................................................................................                        7.01
     (d)................................................................................                        7.01
     (e)................................................................................                        6.11
316(a)(last sentence)...................................................................                        2.09
     (a)(1)(A)..........................................................................                        6.05
     (a)(1)(B)..........................................................................                        6.04
     (a)(2).............................................................................                        N.A.
     (b)................................................................................                        6.07
     (c)................................................................................                        2.12
317(a)(1)...............................................................................                        6.08
     (a)(2).............................................................................                        6.09
     (b)................................................................................                        2.04
318(a)..................................................................................                       11.01
     (b)................................................................................                        N.A.
     (c)................................................................................                       11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

SCHEDULES


     Schedule I ..................................... Existing Indebtedness  ...................................I-1

EXHIBITS

     Exhibit A                                                                            FORM OF
                                                                                          NOTE .................A-1


                                TABLE OF CONTENTS


                                                                                                              Page
                                                                                                              ----

ARTICLE 1         DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

         Section 1.01               Definitions.................................................................1

         Section 1.02               Other Definitions...........................................................6

         Section 1.03               Incorporation by Reference of Trust Indenture Act...........................6

         Section 1.04               Rules of Construction.......................................................6

ARTICLE 2         THE NOTES.....................................................................................7

         Section 2.01               Form and Dating.............................................................7

         Section 2.02               Execution and Authentication................................................7

         Section 2.03               Registrar and Paying Agent..................................................8

         Section 2.04               Paying Agent to Hold Money in Trust.........................................8

         Section 2.05               Holder Lists................................................................8

         Section 2.06               Transfer and Exchange.......................................................9

         Section 2.07               Replacement Notes..........................................................10

         Section 2.08               Outstanding Notes..........................................................10

         Section 2.09               Treasury Notes.............................................................10

         Section 2.10               Temporary Notes............................................................10

         Section 2.11               Cancellation...............................................................11

         Section 2.12               Defaulted Interest.........................................................11

         Section 2.13               Persons Deemed Owners......................................................11

ARTICLE 3         REDEMPTION AND PREPAYMENT....................................................................12

         Section 3.01               Notices to Trustee.........................................................12

         Section 3.02               Selection of Notes to Be Redeemed..........................................12

         Section 3.03               Notice of Redemption.......................................................12



                                                                                                              Page
                                                                                                              ----

         Section 3.04               Effect of Notice of Redemption.............................................13

         Section 3.05               Deposit of Redemption Price................................................13

         Section 3.06               Notes Redeemed in Part.....................................................14

         Section 3.07               Optional Redemption........................................................14

         Section 3.08               Mandatory Redemption.......................................................14

ARTICLE 4         COVENANTS....................................................................................15

         Section 4.01               Payment of Notes...........................................................15

         Section 4.02               Maintenance of Office or Agency............................................16

         Section 4.03               Reports and Other Information..............................................16

         Section 4.04               Compliance Certificate.....................................................16

         Section 4.05               Restricted Payments........................................................17

         Section 4.06               Offer to Repurchase upon Change of Control.................................18

ARTICLE 5         SUCCESSORS...................................................................................19

         Section 5.01               Successor Company Substituted..............................................19

ARTICLE 6         DEFAULTS AND REMEDIES........................................................................19

         Section 6.01               Events of Default..........................................................19

         Section 6.02               Acceleration...............................................................20

         Section 6.03               Other Remedies.............................................................20

         Section 6.04               Waiver of Past Defaults....................................................21

         Section 6.05               Control by Majority........................................................21

         Section 6.06               Limitation on Suits........................................................21

         Section 6.07               Rights of Holders of Notes to Receive Payment..............................22

         Section 6.08               Collection Suit by Trustee.................................................22

         Section 6.09               Trustee May File Proofs of Claim...........................................22



                                                                                                              Page
                                                                                                              ----

         Section 6.10               Priorities.................................................................23

         Section 6.11               Undertaking for Costs......................................................23

ARTICLE 7         TRUSTEE......................................................................................23

         Section 7.01               Duties of Trustee..........................................................23

         Section 7.02               Rights of Trustee..........................................................24

         Section 7.03               Individual Rights of Trustee...............................................25

         Section 7.04               Trustee's Disclaimer.......................................................25

         Section 7.05               Notice of Defaults.........................................................25

         Section 7.06               Reports by Trustee to Holders of the Notes.................................26

         Section 7.07               Compensation and Indemnity.................................................26

         Section 7.08               Replacement of Trustee.....................................................27

         Section 7.09               Successor Trustee by Merger, Etc...........................................28

         Section 7.10               Eligibility; Disqualification..............................................28

         Section 7.11               Preferential Collection of Claims Against Company..........................28

ARTICLE 8         LEGAL DEFEASANCE.............................................................................28

         Section 8.01               Option to Effect Legal Defeasance..........................................28

         Section 8.02               Legal Defeasance and Discharge.............................................29

         Section 8.03               RESERVED...................................................................29

         Section 8.04               Conditions to Legal Defeasance.............................................29

         Section 8.05               Deposited Money and Government Securities to Be Held in
                                    Trust; Other Miscellaneous Provisions......................................30

         Section 8.06               Repayment to Company.......................................................31

         Section 8.07               Reinstatement..............................................................31

ARTICLE 9         AMENDMENT, SUPPLEMENT AND WAIVER.............................................................32



                                                                                                              Page
                                                                                                              ----

         Section 9.01               Without Consent of Holders of Notes........................................32

         Section 9.02               With Consent of Holders of Notes...........................................32

         Section 9.03               Compliance with Trust Indenture Act........................................34

         Section 9.04               Revocation and Effect of Consents..........................................34

         Section 9.05               Notation on or Exchange of Notes...........................................34

         Section 9.06               Trustee to Sign Amendments, etc............................................35

ARTICLE 10        SUBORDINATION................................................................................35

         Section 10.01              Agreement to Subordinate...................................................35

         Section 10.02              Liquidation; Dissolution; Bankruptcy.......................................35

         Section 10.03              Default on Designated Senior Indebtedness..................................36

         Section 10.04              Acceleration of Notes......................................................37

         Section 10.05              When Distribution Must Be Paid Over........................................37

         Section 10.06              Notice by Company..........................................................37

         Section 10.07              Subrogation................................................................37

         Section 10.08              Relative Rights............................................................38

         Section 10.09              Subordination May Not Be Impaired by Company...............................38

         Section 10.10              Distribution or Notice to Representative...................................38

         Section 10.11              Rights of Trustee and Paying Agent.........................................39

         Section 10.12              Authorization to Effect Subordination......................................39

         Section 10.13              Payment....................................................................39

         Section 10.14              Reinstatement..............................................................39

         Section 10.15              Amendments.................................................................40

ARTICLE 11        MISCELLANEOUS................................................................................40

         Section 11.01              Trust Indenture Act Controls...............................................40



                                                                                                              Page
                                                                                                              ----

         Section 11.02              Notices....................................................................40

         Section 11.03              Communication by Holders of Notes with Other Holders of Notes..............41

         Section 11.04              Rules by Trustee and Agents................................................41

         Section 11.05              No Personal Liability of Directors, Officers, Employees and
                                    Others.....................................................................41

         Section 11.06              Governing Law..............................................................42

         Section 11.07              No Adverse Interpretation of Other Agreements..............................42

         Section 11.08              Successors.................................................................42

         Section 11.09              Severability...............................................................42

         Section 11.10              Counterpart Originals......................................................42

         Section 11.11              Table of Contents, Headings, etc...........................................42


     This INDENTURE dated as of _____________, ___ is by and among Big 5 Holdings Corp. (the "Company"), a Delaware corporation, and [NAME], as trustee (the "Trustee").

     The parties listed above agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13.45% Subordinated Exchange Debentures due 2009 (the "Notes").

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01 DEFINITIONS

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar or Paying Agent.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign or U.S. federal or state law for the relief of debtors.

     "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit with maturities of not more than one year from the date of acquisition, bankers' acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and bank deposits in each case with any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition, and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in the foregoing clauses (i) through (v).

     "Change of Control" means (i) any merger or consolidation of the Company or Principal Subsidiary with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Principal Subsidiary on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons or (in the case of Principal Subsidiary) the Company, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities,
(ii) any "person" or "group," other than any Excluded Person or Excluded Persons or (in the case of Principal Subsidiary) the Company, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Principal Subsidiary then outstanding normally entitled to vote in elections of directors; provided, however, that any "person" or "group" will be deemed to be the Beneficial Owner of any Capital Stock of the Principal Subsidiary held by the Company so long as such person or group is the Beneficial Owner of, directly or indirectly, in the aggregate a majority of the Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of either the Company or Principal Subsidiary (together, in each case, with any new directors whose election by such Board of Directors or whose nominations for election by the shareholders of the Company or Principal Subsidiary was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Principal Subsidiary then in office, as applicable, or (iv) at any time after the Preferred Stock Issue Date, Principal Subsidiary no longer continues, for Federal income tax purposes, to be a member of the affiliated group of the Company under circumstances that would accelerate the unrealized gain in respect of the Company's investment account in Principal Subsidiary.

     "Company" means Big 5 Holdings Corp. or any successor thereto permitted in accordance with the provisions of Article 5 hereof.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Indebtedness" means (i) so long as the Senior Discount Notes are outstanding, the Senior Discount Notes and (ii) after the Senior Discount Notes cease to be outstanding, any other Senior Indebtedness permitted under this Indenture and that has been designated by the Company as "Designated Senior Indebtedness."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Excluded Person" means GEI, Robert W. Miller, Steven G. Miller, Michael D. Miller and their respective Related Parties.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person and as of any date of determination, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes an accrued expense or trade payable, but only to the extent that such trade payable is not more than 90 days past due), if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and (ii) to the extent not otherwise included, all indebtedness of others secured by a lien on any asset of such Person (whether or not such indebtedness is assumed by such Person).

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Interest Payment Date" means the fifteenth day of June and December.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York, the city in which the Trustee's principal offices are located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "LGP" means Leonard Green & Partners, L.P., a Delaware limited partnership.

     "Note Issue Date" means the date on which the Notes are originally issued by the Company.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice-President of such Person.

     "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principal Subsidiary" means Big 5 Corp., a Delaware corporation.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

     "Responsible Officer," when used with respect to the Trustee, means any vice president, assistant vice president or corporate trust officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of any successor Trustee customarily performing functions similar to those performed by any of the above designated officers.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Senior Discount Notes" means the Company's Senior Discount Notes due 2008 issued pursuant to the Senior Discount Note Indenture.

     "Senior Discount Note Indenture" means the Indenture dated as of November 13, 1997, pursuant to which the Senior Discount Notes will have been issued, by and between the Company and First Trustee National Association, as Trustee.

     "Senior Indebtedness" means (i) the Senior Discount Notes and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

     "Series A Preferred Stock" means the Series A 13.45% Senior Exchangeable Preferred Stock of the Company.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 9.01(e) hereof).

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares in non-U.S. companies required by local law to be owned by local residents) shall at the time be owned
(i) by such Person, (ii) by one or more Wholly Owned Subsidiaries of such Person or (iii) by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 OTHER DEFINITIONS.


                                                                                  Defined in
          Term                                                                     Section
          ----                                                                     -------
          "Change of Control Offer"..................................................4.06
          "Change of Control Payment"................................................4.06
          "Change of Control Payment Date" ..........................................4.06
          "Event of Default" ........................................................6.01
          "Legal Defeasance".........................................................8.02
          "Notes" ...............................................................Introduction
          "Paying Agent" ............................................................2.03
          "Payment Blockage Notice" ................................................10.03
          "Payment Default" .........................................................6.01
          "Registrar" ...............................................................2.03
          "Restricted Payments" .....................................................4.05


SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions;

     (f) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

     (g) "herein," "hereof" and other words or similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01 FORM AND DATING

     (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $100 and integral multiples thereof; provided, however, that in connection with the original issuance of Notes hereunder in exchange for shares of the Series A Preferred Stock or the transfer of Notes with respect to which the principal amount thereof has been increased in accordance with the provisions of this Indenture, the Company may elect to issue Notes in denominations that are not integral multiples of $100 or that are less than $100. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby.

SECTION 2.02 EXECUTION AND AUTHENTICATION

     An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon the delivery to the Trustee of a written order of the Company signed by two Officers, from time to time, authenticate Notes for original issue up to an aggregate principal amount of $_____________ (the amount stated in paragraph 4 of the Notes). The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference to this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03 REGISTRAR AND PAYING AGENT

     The Company shall maintain an office or agency where Notes may be presented for registration or transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a registrar of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, if a Default or Event of Default has occurred and is continuing, none of the Company, its Subsidiaries nor any Affiliates of the foregoing shall act as Paying Agent or Registrar.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST

     The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article 10 hereof, the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders, subject to Article 10 hereof, all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05 HOLDER LISTS

     The Trustee shall preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders and, after this Indenture is required to be qualified under the TIA, shall otherwise strictly comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the

Holders of the Notes and, after this Indenture is required to be qualified under the TIA, the Company shall otherwise strictly comply with TIA Section 312(a).

SECTION 2.06 TRANSFER AND EXCHANGE

     When Notes are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Notes, or

          (y) to exchange such Notes for an equal then principal amount of Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.

     No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.06, 3.07,
4.06 and 9.05 hereto).

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Neither the Registrar nor the Company shall be required:

          (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under
               Section 3.02 hereof and ending at the close of business on the day of selection; or

          (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

          (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

     The Trustee shall authenticate Notes in accordance with the provisions of
Section 2.02 hereof.

SECTION 2.07 REPLACEMENT NOTES

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall, upon the written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08 OUTSTANDING NOTES

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it (or its agent), those delivered to it (or its agent) for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a bona fide purchaser (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York).

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money or Cash Equivalents sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 TREASURY NOTES

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Subsidiary shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY NOTES

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION

     The Company at any time may deliver Notes to the Trustee or its agent for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or its agent) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its agent) for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its agent) for cancellation pursuant to this Section 2.11.

SECTION 2.12 DEFAULTED INTEREST

     If the Company defaults in a payment of interest on the Notes with respect to any Interest Payment Date after December 15, 2004, it shall pay the defaulted interest in any lawful manner permitted under the terms of the Notes plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 PERSONS DEEMED OWNERS

     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any agent of the foregoing may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest shall be paid as set forth in Section 2.12), and none of the Trustee, any Agent, the Company or any agent of the foregoing shall be affected by notice to the contrary.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01 NOTICES TO TRUSTEE

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, kit shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the then principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 25 nor more than 60 days prior to the redemption date by the Trustee form the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $100 or whole multiples of $100; except that (i) if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $100, shall be redeemed and (ii) Notes with a then principal amount that is less than $100 shall not be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03 NOTICE OF REDEMPTION

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05 DEPOSIT OF REDEMPTION PRICE

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in next day funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06 NOTES REDEEMED IN PART

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07 OPTIONAL REDEMPTION

     (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to November 13, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the then principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 13 of the years indicated below:


         YEAR                                            PERCENTAGE
         ----                                            ----------
         2002..........................................  106.725%
         2003..........................................  105.380%
         2004..........................................  104.035%
         2005..........................................  102.690%
         2006..........................................  101.345%
         2007 and thereafter...........................  100.000%


provided that no optional redemption pursuant to this Section shall be authorized or made at less than 101% of the then principal amount, plus accrued and unpaid interest thereon, of the Notes at any time when the Company is redeeming the Notes under a Change of Control Offer in accordance with the provisions of Section 4.06 hereof.

     (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time on or prior to November 13, 2002, the Company may, at its option on one or more occasions, redeem any or all of the Notes originally outstanding at a redemption price equal to 110% of the then principal amount, plus accrued and unpaid interest thereon, to the redemption date, with the net proceeds of any underwritten public offering of its common stock.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08 MANDATORY REDEMPTION

     Except as set forth under Sections 4.06, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01 PAYMENT OF NOTES

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Interest on the Notes shall accrue on a daily basis from the Note Issue Date and shall be payable semi-annually in arrears on each Interest Payment Date, commencing on the first Interest Payment Date after the Note Issue Date, provided that with respect to any interest payable on any Interest Payment Date on or before December 15, 2004, the amount payable as interest on such Interest Payment Date may, at the option of the Company, be paid in cash or by increasing the then principal amount of the Notes by the amount of such interest payment (rounded to the nearest whole cent). Such increase in the then stated principal amount of the Notes shall constitute full payment of such interest. In the event the Company does not make an interest payment in cash on any Interest Payment Date on or before December 15, 2004, the Company shall be deemed to have satisfied such payment by increase in the then stated principal amount of the Notes. With respect to interest payments on or prior to December 15, 2004, the company shall give the Trustee notice at least three (3) Business Days prior to a payment indicating the extent to which such payment will be paid in cash (provided, that the Trustee may, in its sole and absolute discretion, waive such notice). Any increase in the then stated principal amount of the Notes as set forth in this Section shall occur automatically, without the need for any action on the part of the Company, on the applicable Interest Payment Date.

     Principal and interest shall be considered paid in cash on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in next day funds and designated for and sufficient to pay all principal, premium, if any, and interest then due; provided, however, that any such money held by the Paying Agent for the benefit of the holders of Senior Indebtedness or the payment of which to Holders of the Notes is prohibited by Article 10 shall not be considered to be designated for the payment of any amounts owing on the Notes within the meaning of this Section 4.01. The Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money (including accrued interest) in excess of the amounts paid on the Notes.

     Interest payable on any Interest Payment Date after December 15, 2004 shall be paid only in cash. With respect to interest payable on any Interest Payment Date after December 15, 2004 which is not paid in cash on the Interest Payment Date, the amount so payable in cash on such Interest Payment Date shall accrue interest at the rate and in the manner provided in the Notes, compounded, if not paid, on each succeeding Interest Payment Date.

     Not more than 30 days after an Interest Payment Date, written notice of the amount of interest per Note paid, or in the event of a failure of the Company to pay such interest in cash on or prior to December 15, 2004, the resulting increase in the then stated principal amount of each Note, shall be given by first-class mail, postage prepaid, to each Holder of Notes of record, on the record date fixed by the Board of Directors for payment of such interest or, if no record date was fixed, the Interest Payment Date, of the Notes at such Holder's address as the same appears on the Trustee's register, provided that no failure to give such notice nor any deficiency therein shall affect any increase in the then stated principal amount of each Note.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designations or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee (for the initial Trustee, located at [ADDRESS], New York, NY [ZIP CODE] as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03 REPORTS AND OTHER INFORMATION.

     So long as Notes are outstanding, the Company shall furnish to the Trustee and to all Holders: (i) beginning at the end of the Company's first fiscal year ending after the Note Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

SECTION 4.04 COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, per-formed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on accounts of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05 RESTRICTED PAYMENTS

     The Company shall not, and shall not permit any of the Company's Subsidiaries to, (1) declare, pay or set apart for payment any dividend n any of the Equity Interests of the Company or any of its Subsidiaries (other than dividends or distributions in Equity Interests or to the Company or to another Wholly Owned Subsidiary) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Equity Interests or any warrants, rights, calls or options exercisable for or convertible into any of the Equity Interests (other than the repurchase, redemption or other acquisition or retirement for value of Equity Interests (and any warrants, rights, calls or options exercisable for or convertible into such Equity Interests) either pursuant to agreements entered into on or prior to November 13, 1997, or held by employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Board of Directors or shall be made pursuant to the repurchase provisions under employee stock option, stock purchase or stock subscription agreements or other agreements to compensate employees, consultants or advisors and which such repurchases, redemptions or other acquisitions or retirements for value would otherwise be permitted by the documents governing the Company's Indebtedness from time to time), or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Equity Interests to the holders of Equity Interests), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in either case cumulative interest determined in accordance herewith has been paid in full in cash (if so required at that time) on the Notes.

SECTION 4.06 OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     Subject to contractual restrictions thereon, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101.0% of the then stated principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Payment").

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.06 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, the depositary (if appointed by the Company), or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchase; and (7) that Holders whose Notes are being purchase only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control Offer.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) prior to 10:00 a.m. Eastern Time, deposit with the Paying Agent an amount in next day funds equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with a Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Company, the depositary or the Paying Agent (at the expense of the Company), as the case may be, unless prohibited by Article 10 hereof, shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes or portions thereof. The Company shall promptly issue a new Note and the Trustee, upon written request from the Company, shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any.

     If the Change of Control Payment would be prohibited or restricted by the documents governing the Company's Indebtedness as in effect immediately prior to the Change of Control, the Company's obligation to consummate the Change of Control Offer shall be delayed until such time as such prohibition or restriction is no longer applicable or in effect; provided, however, that any prohibition or restriction contained in the documents governing the Company's Indebtedness incurred or agreed to in anticipation of the Change of Control shall have no effect on the Company's obligation to consummate the Change of Control Offer. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01 SUCCESSOR COMPANY SUBSTITUTED

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, the successor corporation, Person or other entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation, Person or other entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation, Person or other entity had been named as the Company herein.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01 EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

     (b) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption in the event of repurchase pursuant to Section 4.06 hereof, or otherwise, whether or not such payment is prohibited by the provisions of
Article 10 hereof;

     (c) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes, or this Indenture and the Default continues for the period and after the notice specified below;

     (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness now exists or shall be created hereafter, which default (1) is caused by a failure to pay at stated final maturity principal on such Indebtedness when due (after giving effect to any extension thereof) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in the case of each of (i) and (ii), the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or the Principal Subsidiary and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid and undischarged judgments exceeds $5.0 million at any one time with respect to the Company or the Principal Subsidiary;

     (f) the Company or the Principal Subsidiary shall, pursuant to or within the meaning of any Bankruptcy Law:

          (i) commence a voluntary case;

          (ii) consent to the entry of an order for relief against it in an involuntary case;

          (iii) consent to the appointment of a Custodian of it or for all or substantially all of its property;

          (iv) make a general assignment for the benefit of its creditors;

          (v) admit in writing its inability to pay its debts generally as they become due;

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or the Principal Subsidiary, or

          (ii) appoint a Custodian of the Company or the Principal Subsidiary for all or substantially all of the property of the Company or the Principal Subsidiary, or

          (iii) orders the liquidation of the Company or the Principal Subsidiary, and in the event of any of (i), (ii) or (iii), the order or decree remains unstayed and in effect for at least 60 consecutive days.

     A Default under clause (c) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25.0% in then principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not, with respect to a Default under clause (c), cure such Default within 30 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." An Event of Default shall not be deemed to have occurred under clause (d) or (e) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default. All other Events of Default specified under this Section are immediate Events of Default without the necessity of any written notice or other act by the Company, the Trustee, any Holder or any Responsible Officer or without the passage of time. Notwithstanding the foregoing, in the event of any Event of Default specified in clause (d), such Event of Default and all consequences thereof (including without limitation any acceleration pursuant to Section 6.02 hereof or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or any Holder, if within 30 days after such Event of Default arose (x) the Indebtedness or guaranty that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured.

SECTION 6.02 ACCELERATION

     If an Event of Default (other than an Event of Default specified in clause
(f) or (g) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25.0% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee (with a copy to the Senior Discount Note Trustee), may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable immediately; provided that, so long as any Senior Discount Notes are outstanding, such acceleration shall not be effective until the earlier of (i) acceleration of any such Indebtedness under the Senior Discount Notes or (ii) five Business Days after receipt by the Company and the Senior Discount Trustee of written notice of such acceleration. Upon the effectiveness of such acceleration the principal and interest shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (f) or (g) of Section 6.01 hereof occurs, all outstanding Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in then principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03 OTHER REMEDIES

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the then principal amount, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 WAIVER OF PAST DEFAULTS.

     Holders of a majority in the then aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder (including without limitation acceleration and its consequences, including any related payment default that resulted from such acceleration), except a continuing Default of Event of Default in the payment of the then principal of, or premium or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 CONTROL BY MAJORITY

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action it deems proper that is not inconsistent with such direction.

SECTION 6.06 LIMITATION ON SUITS

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes (including without limitation the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee for the Company and/or any of its Subsidiaries) only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25.0% in then principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

     The right of any Holder of a Note to receive payment of then principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the then principal amount of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to the holders of Senior Indebtedness tot he extent required by
Article 10 hereof;

     Third: to the Holders of Notes for amounts due and unpaid on the Notes for the then principal amount, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the then principal amount, premium and interest, respectively; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11 UNDERTAKING FOR COSTS

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.06 hereof, or a suit by Holders of more than 10.0% in then principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01 DUTIES OF TRUSTEE

     (a) If an Event of Default has occurred and is continuing and known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provision of this Indenture and the

     Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not such documents conform to the requirements of this Indenture.

     (c) The trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.05 or 6.06 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any relates to the Trustee is subject to paragraphs (a), (b),
(c), (e) and (f) of this Section 7.01 and Section 7.02.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it in its sole subjective discretion (which discretion shall be exercised in good faith) against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 RIGHTS OF TRUSTEE

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting pursuant to any provision of this Indenture or otherwise, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in its sole subjective discretion

(which discretion shall be exercised in good faith) in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes in its sole subjective discretion (which discretion shall be exercised in good faith) to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

     (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security of indemnify satisfactory to the Trustee in its sole subjective discretion (which discretion shall be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04 TRUSTEE'S DISCLAIMER

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 NOTICE OF DEFAULTS

     If a Default or Event of Default occurs and is continuing and if it is actually known to the principal account officer of the Trustee responsible for this Indenture, the Trustee shall mail to Holders of Notes (with a copy of the Senior Credit Agreement Agent and the Senior Subordinated

Note Trustee) a notice of the Default or Event of Default within 90 days after such event occurs. Except in the case of a Default or Event of Default in payment of the then principal amount of, premium, if any, or interest on any Note, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

     Within 60 days after each September 30 beginning with the September 30 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07 COMPENSATION AND INDEMNITY

     Absent any other agreement to the contrary, the Company shall pay to the Trustee from time to time upon demand reasonable compensation for its acceptance of this Indenture and services hereunder (including acting as Paying Agent and/or depositary). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall promptly notify the Company of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Trustee shall control the defense of any claims against itself and, with respect to the defense of all other claims, shall cooperate with the Company in such defense to the extent reasonable. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08 REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company (with a copy to the Senior Credit Agreement Agent and the Senior Subordinated Note Trustee). The Holders of Notes of a majority in then principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing (with a copy to the Senior Credit Agreement Agent and the Senior Subordinated Note Trustee). The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjusted a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in then principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10.0% in then principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company (with a copy to the Senior Discount Note Trustee). Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes (with a copy to the Senior Discount Note Trustee. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                                LEGAL DEFEASANCE

SECTION 8.01 OPTION TO EFFECT LEGAL DEFEASANCE

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have
Section 8.02 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02 LEGAL DEFEASANCE AND DISCHARGE

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.05 hereof, and as more fully set forth in such Section, payments in respect of the then principal amount of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8.

SECTION 8.03 RESERVED

SECTION 8.04 CONDITIONS TO LEGAL DEFEASANCE

     The following shall be the conditions to the application of Section 8.02 hereof to the outstanding Notes:

     In order to exercise Legal Defeasance:

          (a) if there are Senior Discount Notes outstanding, the Company shall have obtained the prior written consent of the Senior Discount Note Trustee or the holders of a majority in the then aggregate principal amount of outstanding Senior Discount Notes, or shall have exercised its option to defease Senior Discount Notes under the applicable provisions of the Senior Discount Note Indenture;

          (b) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the then principal amount of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (c) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since November 13, 1997, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (ocher than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
     Article 8 concurrently with such incurrence);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance have bean complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of the then principal amount, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to this Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in this Section 8.05 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 REPAYMENT TO COMPANY

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Subsidiaries or Affiliates, in trust for the payment of the then principal amount of, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries or Affiliates) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or any of in Subsidiaries or Affiliates as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07 REINSTATEMENT

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if a Default from a bankruptcy or insolvency event occurs at any time during the period ending on the 91st day after the date of a deposit by the Company hereunder, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 WITHOUT CONSENT OF HOLDERS OF NOTES

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA as then in effect.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 4.06 hereof), and the Notes may be amended or supplemented, with the consent of the Holders of at least a majority in the then aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Sections 6.04 and 6.07 and the last sentence of Section 6.01 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in the then principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes.)

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby (with a copy to the Senior Credit Agreement Agent and the Senior Subordinated Note Trustee) a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in the then aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture of the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the then principal amount of or change the fixed maturity of any Note or alter or waiver any of the provisions with respect to the redemption of the Notes (other than in Section 4.06 hereof);

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a default or Event of Default in the payment of principal or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in the then aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration) (provided, however, that an Event of Default arising under clause (d) of the first paragraph of Section 6.01 shall be annulled, waived and rescinded automatically as set forth in Section 6.01);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

     (g) waive a redemption or payment with respect to any Note (other than a payment required under Section 4.06); or

     (h) make any changes in Article 10, Section 6.04 or 6.07 hereof or in this
Section 9.02 (provided, however, that no change that adversely affects the rights of holders of Senior Indebtedness under Article 10 hereof shall be made unless the holders of such Senior Indebtedness consent to such change as provided in Section 10.13 hereof).

SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT

     Every amendment or supplement to the Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is an continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment has been approved by the requisite Holders. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, supplement or amendment, in accordance with its terms) and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.04.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(h) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

SECTION 9.05 NOTATION ON OR EXCHANGE OF NOTES

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustees. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01 AGREEMENT TO SUBORDINATE

     The Company agrees, and each holder of a Note by accepting a Note agrees, that any Obligation evidenced by the note is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash or United States dollar-denominated Cash Equivalents, of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

     This Article 10 shall constitute a continuing offer to all persons who are or become holders of Senior Indebtedness, and such provisions are made for the benefit of such holders, any one or more of whom may enforce such provisions.

SECTION 10.02 LIQUIDATION; DISSOLUTION; BANKRUPTCY

     Upon any distribution to creditors of the Company in a liquidation of dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Company or its property, or upon an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

     (a) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or United Stated dollar-denominated Cash Equivalents, of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before holders of Notes shall be entitled to receive any payment of any kind or character with respect to the Notes (except that Holders of Notes may receive (i) securities that are subordinated to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

     (b) until all Obligations with respect to Senior Indebtedness (as provided in subsection (a) above) are paid in full in cash or United States dollar-denominated Cash Equivalents, any such distribution to which Holders of Notes would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Indebtedness and (ii) any securities issued in exchange for Senior Indebtedness), as their interests may appear.

SECTION 10.03 DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

     The Company may not make any payment of any kind or character or distribution to the Trustee of any Holder of Notes in respect of Obligations with respect to the Notes and may not acquire from the Trustee of any Holder of Noted any Notes for cash or property (other than (i) securities that are subordinated to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full in cash or United Stated dollar-denominated Cash Equivalents if:

     (a) a default in the payment of any principal or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing, or

     (b) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from (x) the Company or another Person who may give it pursuant to Section 10.10 hereof, or (y) so long as the Senior Discount Notes are outstanding, the holders of a majority of the principal amount of any Senior Discount Notes. No nonpayment default that existed or was continuing on the date of receipt of any Payment Blockage Notice by the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of financial covenants for a period commencing after the date of the Trustee's receipt of the applicable Payment Blockage Notice that, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new event of default for this purpose). Following a Payment Blockage Notice, the Company may resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:
(x) the date upon which all defaults constituting the basis for such Payment Blockage Notice are cured or waived, or (y) 179 days pass after the date on which the applicable Payment Blockage Notice is received by the Trustee (unless the maturity of such Designated Senior Indebtedness has been accelerated, or unless this Article otherwise does not permit the payment, distribution or acquisition at the time of such payment or acquisition). In no event shall more than one period of payment blockage pursuant to this Section 10.03(b) be made in any 360 consecutive day period. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company may resume making any and all required payments in respect of the Notes, including without limitation any missed payments.

SECTION 10.04 ACCELERATION OF NOTES

     If payment of the Notes is accelerated because of an Event of Default, the Company and (if a Responsible Officer of the Trustee has knowledge thereof) the Trustee shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.05 WHEN DISTRIBUTION MUST BE PAID OVER

     In the event that the Trustee, the Paying Agent or any Holder of Notes receives any payment of any Obligations with respect to the Notes at a time when the Trustee, the Payment Agent or such Holder of Notes, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee, the Paying Agent or such Holder of Notes, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations in cash or United States dollar-denominated Cash Equivalents with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to own any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holder of Notes or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06 NOTICE BY COMPANY

     The Company shall promptly notify the Trustee and the Paying Agent (with a copy of the Senior Discount Note Trustee) of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article.

SECTION 10.07 SUBROGATION

     After all Senior Indebtedness is paid in full in cash or United States dollar-denominated Cash Equivalents, and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holder of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holder of Notes, a payment by the Company on the Notes.

SECTION 10.08 RELATIVE RIGHTS

     This Article defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

     (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

     (b) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

     (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes, and subject to Article 6.

SECTION 10.09 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be prejudiced or impaired by any act or failure to act by the Company or any such holder or by the failure of the Company or any such holder to comply with this Indenture regardless of any knowledge thereof which any such holder thereof may have or otherwise be charged.

     Without limiting the generality of the preceding paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person.

SECTION 10.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

SECTION 10.11 RIGHTS OF TRUSTEE AND PAYING AGENT

     The Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Note to violate this Article. Only the Company or a Representative may give the notice. Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12 AUTHORIZATION TO EFFECT SUBORDINATION

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13 PAYMENT

     A payment on account of or with respect to any Note shall include, without limitation, any direct or indirect payment or prepayment of principal, premium or interest with respect to or in connection with any optional redemption or repurchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.

SECTION 10.14 REINSTATEMENT

     The provisions of this Article 10 shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be a paid in full, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 10.15 AMENDMENTS

     The provisions of this Article 10 shall not be amended or modified in any manner that is adverse to the holders of any Senior Indebtedness without the written consent of the holders of a majority in outstanding principal amount of such Senior Indebtedness.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01 TRUST INDENTURE ACT CONTROLS

     If any provision of this Indenture limits, qualifies or conflict with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02 NOTICES

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

                     Big 5 Holdings Corp.
                     2525 E. El Segundo Boulevard
                     El Segundo, California  90245-4632
                     Phone No.:  (310) 536-0611
                     Telecopier No.:  (310) 297-7595
                     Attention:    Robert W. Miller
                                   Chief Executive Officer

                  With a copy to:

                     Irell & Manella LLP
                     333 South Hope Street, Suite 3300
                     Los Angeles, California  90071-3042
                     Phone No.:  (213) 620-1555
                     Telecopier No.:  (213) 229-0514
                     Attention:  Edmund M. Kaufman, Esq.

         If to the Trustee:

                    [NAME]

                    ---------------------
                    ---------------------
                    Phone No.:
                               -----------------------
                    Telecopier No.:
                                   --------------------
                    Attention:  Corporate Trust Department

     The Company, the Trustee, or the Senior Discount Note Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04 RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.05 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              OTHERS.

     No past, present or future director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company, as such, shall have any liability for any obligations of the Company under any of the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.06 GOVERNING LAW

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 11.07 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.08 SUCCESSORS

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.09 SEVERABILITY

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.10 COUNTERPART ORIGINALS

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11 TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.






                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this ______________
________________________.



                                        BIG 5 HOLDINGS CORP.



                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:

Attest:

--------------------------------



                                        [NAME]



                                        By:
                                           ------------------------------------
                                              Name:
                                              Title:

Attest:

                                      (SEAL)
---------------------------------

              ===================================================

                                    EXHIBIT A
                                 (Face of Note)

[FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND PURSUANT TO SECTION 1.1275-3(b), THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE OF THIS NOTE IS ____% OF ITS PRINCIPAL AMOUNT, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS $_________ PER $1,000 OF STATED FACE AMOUNT, THE ISSUE DATE IS ___________, ____ AND THE YIELD TO MATURITY IS ____%.] [Include if necessary.]

THESE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO AND ALL APPLICABLE QUALIFICATIONS UNDER STATE SECURITIES LAWS SHALL HAVE BEEN OBTAINED WITH RESPECT THERETO; OR (ii) A WRITTEN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY HAS BEEN OBTAINED STATING THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED.

                13.45% Subordinated Exchange Debentures due 2009


No.                                                                   $_______
                                                                CUSIP #_______



                              BIG 5 HOLDINGS CORP.

promises to pay to

or registered assigns,

the principal sum of

Dollars on November 13, 2009

Interest Payment Dates:  June 15 and December 15 commencing on ______________.

Record Dates:  May 15 and November 15

                                 Dated:
                                       -----------------------------------------


                                 BIG 5 HOLDINGS CORP.



                                 By:
                                    --------------------------------------------
                                          Name:
                                          Title:




                                     (SEAL)

This is one of the Notes referred to
in the within-mentioned Indenture:

[NAME]
as Trustee



By:
   ----------------------------------------
     Authorized Signatory

--------------------------------------------------------------------------------

                                 (Back of Note)

                13.45% Subordinated Exchange Debentures due 2009


     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Big 5 Holdings Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13.45% per annum from the date of issuance until maturity. The Company will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ______________ [the first Interest Payment Date following the date of issuance]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date or next preceding Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. With respect to any interest payable on any Interest Payment Date on or before December 15, 2004, the amount payable as interest on such Interest Payment Date may, at the option of the Company, be paid in cash or by increasing the then principal amount of the Notes by the amount of such interest payment (rounded to the nearest whole cent). Such increase in the then stated principal amount of the Notes shall constitute full payment of such interest. In the event the Company does not make an interest payment in cash on any Interest Payment Date on or before December 15, 2004, the Company shall be deemed to have satisfied such payment by increase in the then stated principal amount of the Notes. Interest payable on any Interest Payment Date after December 15, 2004 shall be paid only in cash. With respect to principal, interest and premium, if any, payable on an Interest Payment Date after December 15, 2004 which is not paid in cash on the Interest Payment Date, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, to the extent paid in cash, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of next day funds will be required with respect to principal of and interest and premium, if any, on all Notes the Holders of which shall have provided wire transfer instructions to the Company nor the Paying Agent. The Company will pay principal and (except as provided above) interest in such coin or currency of the United Sates of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, [NAME], the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of ______________, ____ (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to the aggregate liquidation preference of the Series A Preferred Stock, plus accumulated and unpaid dividends, on the date the Notes are issued.

     5. SUBORDINATION OF NOTES. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness as defined in the Indenture (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and this
Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

     6. OPTIONAL REDEMPTION.

          (a) Except as set forth in clause (b) of this paragraph 6, the Company shall not have the option to redeem the Notes pursuant to this paragraph 6 prior to November 13, 2002. Thereafter, subject to paragraph 8, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the then principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on November 13, of the years indicated below:


         Year                                                     Percentage
         ----                                                     ----------
         2002.................................................    106.725%
         2003.................................................    105.380%
         2004.................................................    104.035%
         2005.................................................    102.690%
         2006.................................................    101.345%
         2007 and thereafter..................................    100.000%


          (b) Notwithstanding the provisions of clause (a) of this paragraph 6, at any time on or prior to November 13, 2002, the Company may, at its option on one or more occasions, redeem any or all of the Notes originally outstanding at a redemption price equal to 110% of the then stated principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of any underwritten public offering of its common stock.

     7. MANDATORY REDEMPTION.

     Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     8. REPURCHASE AT OPTION OF HOLDER.

     Subject to contractual restrictions thereon, if there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part of each Holder's Notes at a purchase price equal to 101.0% of the then principal amount thereof plus accrued and unpaid interest to the date of purchase on a date that is not more than 90 days after the occurrence of such Change of Control. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $100 may be redeemed in part but only in whole multiples of $100, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100 and integral multiples of $100; provided, however, that in connection with the original issuance of Notes hereunder in exchange for shares of the Series A Preferred Stock or the transfer of Notes with respect to which the principal amount thereof has been increased in accordance with the provisions of the Indenture, the Company may elect to issue Notes in denominations that are not integral multiples of $100 or that are less than $100. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligations to pay the principal of and interest on the Securities).

     14. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in then principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in then principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act as then in effect.

     15. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment of the principal of or premium, if any, on the Notes when due, whether at maturity, upon redemption, in the event of repurchase pursuant to a Change of Control Offer, or otherwise (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company for 30 days after requisite written notice to comply with any of its other agreements in the Indenture or the Notes from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of the Notes, which written notice shall specify the default and demand that such default be remedied; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay at stated final maturity principal on such Indebtedness when due (giving effect to any extensions thereof) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in the case of the foregoing clauses (a) and (b), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (v) failure by the Company or the Principal Subsidiary to pay final judgments which judgments are not paid, discharged or stayed within a period of 60 days; provided that the aggregate of all such unpaid and undischarged judgements exceeds $5.0 million at any one time with respect to the Company or the Principal Subsidiary; and (vi) certain events of bankruptcy or insolvency with respect to the Company or the Principal Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in the then principal amount of the then outstanding Notes may declare all the Notes to be due and payable; provided that, so long as any Senior Discount Notes are outstanding, such acceleration shall not be effective until the earlier of (i) acceleration of any such Indebtedness under the Senior Discount Notes or (ii) five Business Days after receipt by the Company of written notice of such acceleration. Notwithstanding the foregoing, in the event of any Event of Default specified in clause (iv), such Event of Default and all consequences thereof (including without limitation any acceleration pursuant to Section 6.02 of the Indenture or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or any Holder, if within 30 days after such Event of Default arose (x) the Indebtedness or guaranty that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency of the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in then principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in the then aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     16. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     17. NO RECOURSE AGAINST OTHERS. A director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate, of the Company, as such, shall not have any liability for any obligations of the Company under any of the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Big 5 Holdings Corp.
                           2525 E. El Segundo Boulevard
                           El Segundo, California  90245-4632
                           Phone No.:  (310) 536-0611
                           Telecopier No.:  (310) 297-7595
                           Attention:       Robert W. Miller
                                            Chief Executive Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this note to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
____________________________________________________________ to transfer this
Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:
     ---------------

                                     Your Signature:
                                                    ----------------------------
                                         (Sign exactly as your name appears on
                                         the face of this Note)

Signature Guarantee

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.06 of the Indenture, check the box below:

     [ ] Section 4.06

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount you elect to have purchased: $__________________.


Date:                               Your Signature:
     ----------------------                         ---------------------------
                                                    (Sign exactly as your name
                                                    appears on the Note)

                                    Tax Identification No.:
                                                           ---------------------


Signature Guarantee.